Exhibit 99.1

DR PEPPER SNAPPLE GROUP, INC. COMMENCES REGISTERED EXCHANGE OFFER FOR PREVIOUSLY ISSUED 3.430% SENIOR NOTES DUE 2027 and 4.500% SENIOR NOTES DUE 2045

FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Chris Barnes, (972) 673-5539
Investor Relations
Heather Catelotti, (972) 673-5869

Plano, TX, May 17, 2018 — Dr Pepper Snapple Group, Inc. (NYSE: DPS) (“DPS”) is offering to exchange up to $100 million of its outstanding 3.430% Senior Notes due 2027, which were privately placed on June 15, 2017 (the “2027 Notes”), for a like principal amount of 3.430% Senior Notes due 2027 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and $300 million of its outstanding 4.500% Senior Notes due 2045, which were privately placed on June 15, 2017 (the “2045 Notes” and, together with the 2027 Notes, the “Notes”), for a like principal amount of its 4.500% Senior Notes due 2045 that have been registered under the Securities Act. The exchange notes are being offered pursuant to a registration rights agreement previously entered into in connection with the issuance of the Notes.

The terms of the exchange notes are substantially the same as the terms of the Notes, except that the exchange notes have been registered under the Securities Act and the transfer restrictions, registration rights and provisions for additional interest relating to the Notes do not apply to the exchange notes. Any Notes that are not exchanged will continue to be subject to the existing transfer restrictions.

The exchange offer will expire at 11:59 p.m., New York City time, on June 14, 2018, unless extended. Tenders of the Notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

The terms of the exchange offer are set forth in a prospectus dated May 17, 2018. Documents related to the offer, including the prospectus and the associated letter of transmittal, have been filed with the Securities and Exchange Commission (the “SEC”), and may be obtained from the exchange agent, Wells Fargo Bank, National Association. Wells Fargo’s address, telephone number and facsimile number are as follows.

By Registered or Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

P.O. Box 1517

Minneapolis, Minnesota 55480

Air Courier Service:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

600 Fourth Street South, 7th Floor

Minneapolis, Minnesota 55479

Facsimile Transmission:

(612) 667-6282

Attn: Corporate Trust Operations

Confirm by Telephone:

1-800-344-5128

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the Notes. The exchange offer is being made only by the prospectus dated May 17, 2018 and only to such persons and in such jurisdictions as is permitted under applicable law.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have seven of the top 10 non-cola soft drinks, and nine of our 10 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Bai, Canada Dry, Clamato, Crush, Hawaiian Punch, IBC, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, any subsequent Quarterly Reports on Form 10-Q, the prospectus dated May 17, 2018 and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.